                    BOSTON PARTNERS ASSET MANAGEMENT, L.P.
                    --------------------------------------

                                CODE OF ETHICS

Boston Partners Asset Management, L.P. ("BPAM") has built a reputation for integrity and professionalism among its clients. We value the confidence and trust those clients have placed in us and strive to protect that trust. This Policy Statement is our commitment to protecting our clients' trust by establishing formal standards for general personal and professional conduct.


A.  APPLICABILITY AND DEFINITIONS
    -----------------------------

This Code of Conduct applies to all Access Persons and Employees.

"ACCESS PERSON" means:
 .  any general partner entity of BPAM;
 . any employee or Limited Partner of BPAM (or of any company in a control relationship to BPAM)
   . who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by BPAM on behalf of its clients, or
   . whose functions relate to the making of any recommendations with respect to such purchases or sales; or
 . any other individual designated by the Compliance Department; and . any natural person in a control relationship to BPAM who obtains information concerning recommendations made to a client with regard to the purchase or sale of Covered Securities by BPAM on behalf of its clients.

In addition, any spouse, minor children and adult members of an Access Person's household, or any person or organization (such as an investment club) with whom an Access Person has a direct or indirect beneficial interest, or any trusts of which an Access Person is trustee or in which he/she has a beneficial interest are included in the definition of Access Person.

"EMPLOYEE," for purposes of this Policy Statement only, means any individual working for or providing professional services on behalf of BPAM who have not been identified as an Access Person, unless exempted by the Compliance Department.

In addition, any spouse, minor children and adult members of an Employee's household, or any person or organization (such as an investment club) with whom an Employee has a direct or indirect beneficial interest, or any trusts of which an Employee is trustee or in which he/she has a beneficial interest are included in the definition of Employee.


B.  STATEMENT OF PRINCIPLES
    -----------------------

The following principles are intended to guide in the applicability of this Code of Ethics:

     1. BPAM is a fiduciary and has a duty to act solely for the benefit of its clients and shall at all times place the interests of the client first;

     2. BPAM holds all Access Persons and Employees responsible to the highest standards of integrity, professionalism, and ethical conduct.

     3. BPAM fosters a spirit of cohesiveness and teamwork while ensuring the fair treatment of all Access Persons and Employees.


C.   CONFLICTS OF INTEREST
     ---------------------

As a fiduciary, BPAM has an affirmative duty of loyalty and honesty to its clients and a duty of utmost good faith to act solely in the best interests of the client. Compliance with this fiduciary responsibility can be accomplished by avoiding unnecessary conflicts of interest and by fully, adequately, and fairly disclosing all material facts concerning any conflict which arises with respect to any client. Individuals subject to this Code are to actively avoid any existing or potential conflicts or situations that have the appearance of conflict or impropriety.

The following specific guidelines should not be viewed as all encompassing and are not intended to be exclusive of others:

     1. All securities transactions effected for the benefit of an Access Person or Employee shall be conducted in such a manner as to avoid any actual or potential conflict of interest or abuse of that individual's position of trust and responsibility.

     2. No Access Person or Employee shall take inappropriate advantage of their position with respect to a client, advancing their position for self-gain.

     3. No Access Person or Employee shall accept any gift of more than de minimis value from any person or entity that does business with or on behalf of a client (or any of its portfolios) or any entity that provides a service to BPAM. Gifts of an extraordinary or extravagant nature are to be declined or returned in order not to compromise the reputation of BPAM or the individual. Gifts of nominal value, or those that are customary in the industry, are considered appropriate.

     4. No Access Person or Employee shall provide gifts or entertainment of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of a client (or any of its portfolios) or any entity that provides a service to BPAM. Gifts of nominal value, or those that are customary in the industry, are considered appropriate.

     5. Pre-approval is required for any Access Person or Employee to serve as a director of any publicly traded company or mutual fund.


D.   CONFIDENTIALITY
     ---------------

All information obtained by any Access Person or Employee regarding any aspect of the client relationship shall be kept in strict confidence. The Access Person or Employee commits an unethical business practice by disclosing the identity, affairs, or investments of any client unless required by the Securities and Exchange Commission or any other regulatory or self-regulating organization to the extent required by law or regulation, or unless disclosure is consented to by the client.


E.   INSIDER TRADING
     ---------------

No Access Person or Employee may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may any Access Person or Employee communicate material, nonpublic information to others in violation of the law.

BPAM maintains a separate policy statement on Insider Trading. Compliance with that policy is mandatory and all Access Persons and Employees should review the policy for detailed information on BPAM's position.


F.   PERSONAL SECURITIES TRANSACTIONS
     --------------------------------

BPAM's Policy Statement on Personal Securities Transactions has been modeled after the Investment Company Institute's recommendations and has been updated to comply with the amended Rule 17j-1.

BPAM maintains a separate policy statement on Personal Security Transactions. Compliance with that policy is mandatory and all Access Persons and Employees should review the policy for detailed information on BPAM's position.

G.   FAIR TREATMENT
     --------------

BPAM is committed to treating all Access Persons and Employees in a fair and equitable manner. Individuals are encouraged to voice concerns regarding any personal or professional issue that may impact their ability or the firm's ability to provide a quality product to its clients while operating under the highest standards of integrity.


H.   ANNUAL REVIEWS AND CERTIFICATIONS
     ---------------------------------

BPAM will review the Code of Ethics annually and update any provisions and/or attachments which the General Partner deems require revision.

Upon employment, all Access Persons and Employees are required to certify that they have:

     1.   Received a copy of the Code;

     2.   Read and understand all provisions of the Code; and

     3.   Agreed to serve the client in accordance with the terms of the Code.

Annually, all Access Persons and Employees are required to:

     1.   Certify they have read and understand all provisions of the Code; and

     2.   Agree to comply with all provisions of the Code.


I.   SANCTIONS
     ---------

Regardless of whether a government inquiry occurs, BPAM views seriously any
violation of its Code of Ethics.   Disciplinary sanctions may be imposed on any
Access Person or Employee committing a violation, including, but not necessarily limited to, censure, suspension, or termination of employment.


J.   FURTHER INFORMATION
     -------------------

If any Access Person or Employee has any questions with regard to the applicability of the provisions of this Code, generally or with regard to any attachment referenced herein, (s)he should consult William J. Kelly, Mary Ann Iudice, or Kim Spence-Day.


July 2000

                     BOSTON PARTNERS ASSET MANAGEMENT, L.P.
                     --------------------------------------


                      POLICY STATEMENT ON INSIDER TRADING



SECTION I.

INTRODUCTION
------------

Boston Partners Asset Management, L.P. ("BPAM") has built a reputation for integrity and professionalism among its clients. We value the confidence and trust those clients have placed in us and strive to protect that trust. This Policy Statement is our commitment to protecting our clients' trust by deterring and detecting the misuse of material, nonpublic information in securities transactions.

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, investors seeking to recover damages for insider trading violations may sue you.

Regardless of whether a government inquiry occurs, BPAM views seriously any violation of this Policy Statement. Disciplinary sanctions may be imposed on any person committing a violation, including, but not necessarily limited to, censure, suspension, or termination of employment.

A.  SCOPE OF THE POLICY STATEMENT
    -----------------------------

This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handled by all "Access Persons" and "Employees" of BPAM.

"Access Person" means:
 .  any general partner entity of BPAM;
 . any employee or Limited Partner of BPAM (or of any company in a control relationship to BPAM)

   . who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by BPAM on behalf of its clients, or
   . whose functions relate to the making of any recommendations with respect to such purchases or sales; or
 . any other individual designated by the Compliance Department; and . any natural person in a control relationship to BPAM who obtains information concerning recommendations made to a client with regard to the purchase or sale of Covered Securities by BPAM on behalf of its clients.

In addition, any spouse, minor children and adult members of an Access Person's household, or any person or organization (such as an investment club) with whom an Access Person has a direct or indirect beneficial interest, or any trusts of which an Access Person is trustee or in which he/she has a beneficial interest are included in the definition of Access Person.

"Employee," for purposes of this Policy Statement only, means any individual working for or providing professional services on behalf of BPAM who have not been identified as an Access Person, unless exempted by the Compliance Department.

In addition, any spouse, minor children and adult members of an Employee's household, or any person or organization (such as an investment club) with whom an Employee has a direct or indirect beneficial interest, or any trusts of which an Employee is trustee or in which he/she has a beneficial interest are included in the definition of Employee.

The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action of complex legal problems. You should direct any questions relating to the Policy Statement to William J. Kelly (617) 832-8280 immediately, if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.


B.  POLICY STATEMENT ON INSIDER TRADING
    -----------------------------------

No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others (such as investment companies and private accounts managed by BPAM), while in possession of material, nonpublic information; nor may such BPAM personnel COMMUNICATE material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

     1.  WHAT IS MATERIAL INFORMATION?
         ----------------------------

     Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.

     Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL'S Heard on the Street column.

     2.  WHAT IS NONPUBLIC INFORMATION?
         -----------------------------

     Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.


     3.  IDENTIFYING INSIDE INFORMATION
         ------------------------------

     Before executing any trade for yourself or others, including investment companies or private accounts managed by BPAM, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

          a.  Report the information and proposed trade immediately to William
              J. Kelly.

          b. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by BPAM.

          c.  Do not communicate the information inside or outside of BPAM.

          d. After BPAM has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.


     You should consult with William J. Kelly before taking any action. This degree of caution will protect you, your clients, and the firm.


     4.  CONTACTS WITH PUBLIC COMPANIES
         ------------------------------

     For BPAM, contacts with public companies represent an important part of our research efforts. BPAM may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an Access Person or Employee becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, BPAM must make a judgment as to its further contact. To protect yourself, your clients and the firm, you should contact William J. Kelly immediately if you believe that you may have received material, nonpublic information.


     5.  TENDER OFFERS
         -------------

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Access Persons and Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.


SECTION II.

PROCEDURES TO IMPLEMENT BPAM'S POLICY STATEMENT ON INSIDER TRADING
------------------------------------------------------------------

The following procedures have been established to aid Access Persons and Employees in avoiding insider trading, and to aid BPAM in preventing, detecting, and imposing sanctions against insider trading. Every Access Person and Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures, you should consult William J. Kelly.


A.  PERSONAL SECURITIES TRADING
    ---------------------------

All Access Persons and Employees are subject to BPAM's Policy Statement on Personal Securities Transactions, including, but not limited to:

 . Pre-clearance requirements for personal securities transactions; . Prohibitions on certain securities transactions;
 .  Initial Holdings reporting requirements;
 . Quarterly Transaction reporting requirements; and . Annual Holdings reporting requirements.


B.  HIGH RISK TRADING ACTIVITIES
    ----------------------------

Certain high-risk trading activities, if used in the management of an Access Person's or Employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Access Persons and Employees should understand that short sales and trading in derivative instruments involve special risks -- derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each individual to BPAM may heighten those risks. For example, if BPAM becomes aware of material, nonpublic information about the issuer of the underlying securities, Access Persons and Employees may find themselves "frozen" in a position in a derivative security. BPAM will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.

C.  RESTRICTIONS ON DISCLOSURES
    ---------------------------

Access Persons and Employees shall not disclose any nonpublic information (whether or not it is material) relating to BPAM or its securities transactions to any person outside BPAM (unless such disclosure is required by the Securities and Exchange Commission or any other regulatory or self-regulating organization to the extent required by law or regulation or unless disclosure is authorized by BPAM). Material, nonpublic information may not be communicated to anyone, including persons within BPAM, except as provided in Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).


SECTION III.

SUPERVISORY PROCEDURES
----------------------

BPAM has assigned William J. Kelly the primary responsibility for the implementation and maintenance of BPAM's policy and procedures against insider trading.


A.  PREVENTION OF INSIDER TRADING
    -----------------------------

To prevent insider trading, William J. Kelly, or a designated representative, will:

     1. provide, on an as-needed basis, educational materials to familiarize Access Persons and Employees with BPAM's policy and procedures;

     2.  answer questions regarding BPAM's policy and procedures;

     3. resolve issues of whether information received by an Access Person or Employee is material and nonpublic and determine what action, if any, should be taken;

     4. review on a regular basis and update, as necessary, BPAM's policy and procedures;

     5. when it has been determined that an Access Person or Employee of BPAM has material, nonpublic information: i) implement measures to prevent dissemination of such information, and ii) if necessary, restrict Access Persons and Employees from trading the securities; and

     6. promptly review, and either approve or disapprove, in writing, each request of an Access Person or Employee for clearance to trade in specified securities.


B.  DETECTION OF INSIDER TRADING
    ----------------------------

To detect insider trading, William J. Kelly, or a designated representative, will:

     1. review the trading activity reports filed by each Access Person or Employee;

     2. review the trading activity of investment companies and private accounts managed by BPAM;

     3. review trading activity of BPAM's own account (if any proprietary account exists);

     4. promptly investigate all reports of any possible violations of BPAM's Policy and Procedures to Detect and Prevent Insider Trading; and

     5. coordinate the review of such reports with other appropriate directors, officers or employees of BPAM.


C.  SPECIAL REPORTS TO MANAGEMENT
    -----------------------------

Promptly upon learning of a potential violation of BPAM's Policy and Procedures to Detect and Prevent Insider Trading, William J. Kelly, or a designated representative, will prepare a written report to management providing full details, which may include (1) the name of particular securities involved, if any, (2) the date(s) William J. Kelly learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

D.  GENERAL REPORTS TO MANAGEMENT AND/OR THE POLICY COMMITTEE
    ---------------------------------------------------------

On an as-needed or periodic basis, BPAM may find it useful for William J. Kelly, or a designated representative, to prepare a written report to the Policy Committee of BPAM setting forth some or all of the following:

     a.  a summary of existing procedures to detect and prevent insider trading;

     b.  a summary of changes in procedures made in the last year;

     c. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

     d. an evaluation of the current procedures and a description of anticipated changes in procedures; and

     e. a description of BPAM's ongoing educational procedures regarding insider trading.


E.   ANNUAL REVIEWS AND CERTIFICATION OF COMPLIANCE WITH THE POLICY STATEMENT
     ------------------------------------------------------------------------

BPAM will review the Policy Statement on Insider Trading annually and update any provisions and/or attachments which the General Partner deems require revision.

Upon employment, all Access Persons and Employees will be required to certify that they have:

     1.   Received a copy of the Policy Statement on Insider Trading;

     2. Read and understand all provisions of and all attachments to the Policy; and

     3.   Agreed to serve the client in accordance with the terms of the Policy.


All Access Persons and Employees are required annually to:

     1.   Certify they have read and understand all provisions of the Policy;
          and

     2.   Agree to comply with all provisions of the Policy.



July 2000

                     BOSTON PARTNERS ASSET MANAGEMENT, L.P.
                     --------------------------------------


              POLICY STATEMENT ON PERSONAL SECURITIES TRANSACTIONS


Boston Partners Asset Management, L.P. ("BPAM") has built a reputation for integrity and professionalism among its clients. We value the confidence and trust those clients have placed in us and strive to protect that trust. This Policy Statement is our commitment to protecting our clients' trust by deterring and detecting the inappropriate handling of personal securities transactions.


A.  APPLICABILITY AND DEFINITIONS
    -----------------------------

The following definitions describe the individuals and securities to which this Policy Statement applies.

"ACCESS PERSON" means:
 .  any general partner entity of BPAM;
 . any employee or Limited Partner of BPAM (or of any company in a control relationship to BPAM)
   . who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by BPAM on behalf of its clients, or
   . whose functions relate to the making of any recommendations with respect to such purchases or sales; or
 . any other individual designated by the Compliance Department; and . any natural person in a control relationship to BPAM who obtains information concerning recommendations made to a client with regard to the purchase or sale of Covered Securities by BPAM on behalf of its clients.

In addition, any spouse, minor children and adult members of an Access Person's household, or any person or organization (such as an investment club) with whom an Access Person has a direct or indirect beneficial interest, or any trusts of which an Access Person is trustee or in which he/she has a beneficial interest are included in the definition of Access Person.

"EMPLOYEE," for purposes of this Policy Statement only, means any individual working for or providing professional services on behalf of BPAM who have not been identified as an Access Person, unless exempted by the Compliance Department.

In addition, any spouse, minor children and adult members of an Employee's household, or any person or organization (such as an investment club) with whom an Employee has a direct or indirect beneficial interest, or any trusts of which an Employee is trustee or in which he/she has a beneficial interest are included in the definition of Employee.

The Compliance Department will notify all individuals of their status as either an Access Person or an Employee on an annual basis as well as at the time of any job status change.

"COVERED SECURITY" shall include any type of equity or debt instrument, including any rights, warrants, derivatives, convertibles, options, puts, calls, straddles, shares of closed-end mutual funds or, in general, any interest or investment commonly known as a security.

Covered Security does not include shares of open-ended mutual funds, direct obligations of the US government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, which have a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization ("NRSRO").


B.  PRE-CLEARANCE
    -------------

The following provisions apply to both Access Persons and Employees:

     1.  COVERED SECURITIES TRANSACTIONS
         -------------------------------
         Mandatory written pre-clearance prior to the execution of any transaction involving a Covered Security. See Section D1 for exemptions.

     2.  INITIAL PUBLIC OFFERING (IPO) TRANSACTIONS
         ------------------------------------------
         Mandatory written pre-clearance prior to participation in an IPO. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

     3.  PRIVATE PLACEMENT TRANSACTIONS
         ------------------------------
         Mandatory written pre-clearance prior to the execution of any transaction involving a private placement. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

     4.  GIFTS
         -----
         Gifts do not need pre-clearance but must be reported on quarterly transaction statements.

     5.  APPROVALS
         ---------
         Pre-clearance is valid only for the day of approval. If the trade is not executed on the approved date, the pre-clearance process must be repeated prior to execution on the day the transaction is to be effected.

         Kim Spence-Day, Mary Ann Iudice, Bill Kelly, or from time-to-time, their appointed designee, may approve Covered Security, IPO, and Private Placement transactions.


C.  PROHIBITIONS
    ------------

UNLESS OTHERWISE NOTED, THE FOLLOWING PROHIBITIONS APPLY TO BOTH ACCESS PERSONS AND EMPLOYEES:

     1.  BAN ON SHORT-TERM TRADING PROFITS
         ---------------------------------
         No profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. "Equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security or similar securities with a value derived from the value of the subject security.

         Multiple purchases/sales of the same or equivalent security will be viewed as a "bundled" transaction and the 30-day rule will be applied as of the last transaction date.

         See Section D2 for exemptions. In addition, other exceptions may be permitted on a case-by-case basis when the circumstances of the situation strongly support an exemption; however, such exemptions may be withheld by BPAM in its sole discretion.

     2.  BLACK-OUT PERIODS
         -----------------
         a. No purchase or sale of any Covered Security for which an open order currently exists.

         b. Access Persons are prohibited from purchasing or selling any Covered Security that is being actively considered for purchase or sale for client accounts. See Section D1 for exemptions.

         c. Access Persons are prohibited from purchasing or selling any Covered Security that is also held in client accounts within 7 calendar days before or after a "Client Transaction."

             "Client transaction" is defined as any trade across a multi-account product line whereby the Covered Security: 1) has been newly established, or 2) the percent holding has been increased or decreased, 3) or a new account is being funded and a significant position, as determined by Boston Partners, is being established.

             See Section D1 for exemptions.

     3.  INVESTMENT ACTIVITIES
         ---------------------
         a. No offering of investment advice or managing any person's portfolio in which he/she does not have a beneficial interest without prior written approval.

         b. No participation in an investment club without prior written approval.


D.   EXEMPT TRANSACTIONS
     -------------------

     1. THE FOLLOWING TRANSACTIONS ARE EXEMPT FROM THE PRE-CLEARANCE PROVISIONS AS DEFINED IN SECTION B1 AND FROM THE BLACK OUT PERIOD PROVISIONS AS DEFINED IN SECTION C2.

         a. Purchases and sales involving a long position in a common stock or a closed end fund when:
               i)  the market cap is in excess of $3 billion;  AND
              ii) the aggregate share amount across all beneficially owned accounts is 1,000 shares or less over a 30-day period.

         b. Covered Security transactions executed on a fully discretionary basis by a Registered Investment Adviser (other than BPAM) on behalf of an Access Person or Employee and a letter stating such is maintained in the file.

         c. Transactions, except for short transactions, by an Access Person acting as a portfolio manager for, or who has a beneficial interest in, an investment limited partnership or investment company where BPAM is the contractual investment adviser or for any account in which BPAM has a proprietary interest.

             Pre-clearance is not required for subsequent short sale transactions to increase or decrease established positions.

     2. THE FOLLOWING TRANSACTIONS ARE EXEMPT FROM THE BAN ON SHORT-TERM TRADING PROFITS AS DEFINED IN SECTION C1:

         a. Covered Security transactions executed on a fully discretionary basis by a Registered Investment Adviser (other than BPAM) on behalf of an Access Person or Employee and a letter stating such is maintained in the file.

         b. Transactions by an Access Person acting as a portfolio manager for, or who has a beneficial interest in, an investment limited partnership or investment company where BPAM is the contractual investment adviser or for any account in which BPAM has a proprietary interest.

     3. THE FOLLOWING TRANSACTIONS ARE EXEMPT FROM ALL PRE-CLEARANCE AND BLACK OUT PERIODS PROVISIONS:

         a. Purchases or sales effected in any account over which there is no direct or indirect influence or control;

         b. Purchases or sales that are non-volitional such as margin calls, stock splits, stock dividends, bond maturities, automatic dividend reinvestment plans, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

         c. Systematic investment plans provided the Compliance Department has been previously notified of the participation in the plan; and

         d. Any acquisition of a Covered Security through the exercise of rights issued pro rata to all holders of the class, to the extent such rights were acquired in the issue (and not through the acquisition of transferable rights).


E.  REPORTING REQUIREMENTS
    ----------------------

Reporting requirements shall consist of:

     1.  QUARTERLY TRANSACTION REPORTS
         -----------------------------
         All Access Persons and Employees must submit to Kim Spence-Day a report of every Gift, IPO, Private Placement, and Covered Security transaction in which they participated during the calendar quarter no later than 10 days after the end of that quarter.

         The report shall include the following:

         a. The name of the security, the date of the transaction, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each Covered Security involved;

         b. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

         c.   The price at which the transaction was effected;

         d. The name of the broker, dealer, or bank through which the transaction was effected;

         e. Factors relevant to a potential conflict of interest, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by an investment company, private account, or limited investment partnership managed by BPAM.

         f. With respect to any account established by an Access Person during the quarter, the name of the broker, dealer, or bank with whom the account was established;

         g.   The date the account was established; and

         h.   The date the report is submitted.

     2.  CONFIRMATIONS AND STATEMENTS
         ----------------------------
         All Access Persons and Employees must instruct their broker to submit copies of account statements and duplicate confirmation statements to:

                    Boston Partners Asset Management, L.P.
                    Compliance Department
                    P.O. Box 2188
                    Boston, MA 02106-2188

         Kim Spence-Day will supervise the review of all statements and transaction confirmations to ensure the required pre-approvals were obtained and to verify the accuracy of the information submitted in the quarterly reports.

     3.  INITIAL HOLDINGS REPORT
         -----------------------
         After March 1, 2000, all Access Persons shall disclose to Kim Spence-Day a listing of Covered Securities beneficially owned no later than 10 days after becoming an Access Person.

         The report shall include the following:

         a. The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         b. The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         c.  The date the report is submitted.

         Kim Spence-Day will review all Initial Holdings Reports in an effort to monitor potential conflicts of interest.

     4.  ANNUAL HOLDINGS REPORTING
         -------------------------
         No later than January 30, 2001 and annually thereafter, Access Persons shall deliver to Kim Spence-Day a listing of all holdings beneficially owned that must be current as of a date no more than 30 days before the report is submitted.

         The report shall include the following:

         a. The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         b. The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         c.   The date the report is submitted.

         Kim Spence-Day will review all Annual Holdings Reports in an effort to understand the full nature of the Access Person's current holdings.


F.  ANNUAL REVIEWS AND CERTIFICATIONS
    ---------------------------------

BPAM will review the Policy Statement on Personal Securities Transactions annually and update any provisions and/or attachments, which the General Partner deems, require revision.

UPON EMPLOYMENT, ALL ACCESS PERSONS AND EMPLOYEES ARE REQUIRED TO:

     1. Provide to Kim Spence-Day copies of all applicable brokerage account statements and confirmations for their first month of employment with BPAM.

     2. Request brokers, dealers, and banks to direct duplicate copies of transaction confirmations as well as copies of periodic statements for all Covered Securities accounts to Boston Partners as designated in Section E2.

     3. Certify that they have read, understood, and will abide by all provisions contained in this Policy Statement.
     4. In addition, Access Persons are required to submit an Initial Holdings Report as defined in Section E3.

ANNUALLY, ALL ACCESS PERSONS AND EMPLOYEES ARE REQUIRED TO:

     1. Certify they have read, understood, and have abided by all the provisions of this Policy Statement over the past year.

     2. In addition, Access Persons are required to submit an Annual Holdings Report as defined in Section E4.


G.   SANCTIONS
     ---------

Regardless of whether a government inquiry occurs, BPAM views seriously any violation of its Policy on Personal Securities Transitions. Disciplinary sanctions may be imposed on any person committing a violation, including, but not necessarily limited to, suspension or termination of trading privileges, censure, and suspension or termination of employment.


H.   FURTHER INFORMATION
     -------------------

If any Access Person or Employee has any questions with regard to the applicability of the provisions of this Policy Statement, generally or with regard to any securities transaction(s), (s)he should consult William J. Kelly, Mary Ann Iudice, or Kim Spence-Day.



July 2000